UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 16, 2003

Date of Report (Date of earliest event reported)

MAXIM PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-14430	87-0279983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8899 UNIVERSITY CENTER LANE, SUITE 400 SAN DIEGO, CALIFORNIA 92122
(Address of principal executive offices, including zip code)

(858) 453-4040
(Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition.

On December 16, 2003, we issued a press release announcing our unaudited financial information for the fourth quarter and for the year ended September 30, 2003.  The text of this press release is set forth as Exhibit 99.1.

In accordance with general instructions B.6 of Form 8-K, the information in this report, including the exhibit, is furnished pursuant to Item 12 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxim Pharmaceuticals, Inc.

Date: December 17, 2003	By:	/s/ Anthony e. Altig
Anthony E. Altig,
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer duly authorized to sign on behalf of the registrant)

INDEX TO EXHIBITS

99.1                           Press Release, dated December 16, 2003